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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2001 (except with respect to the matter discussed in Note 9, as to which the date is March 16, 2001) included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-12761, File No. 333-96393, File No. 333-95663, and File No, 333-38626.



                                            /s/  ARTHUR ANDERSEN LLP
Boston, Massachusetts
March 28, 2001


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